                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                THE SANDS REGENT
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              THE   SANDS   REGENT

                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 6, 2000

                            ------------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of The Sands Regent will be held at 10:00 a.m., on November 6, 2000, at the Sands Regency Casino/Hotel, 345 North Arlington Avenue, Reno, Nevada, for the following purposes:

          1. To elect three (3) directors each to serve for a three-year term.

          2. To approve the Company's Second Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent.

          3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on September 27, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.

                                      By Order of the Board of Directors

                                      PETE CLADIANOS III, Secretary

September 28, 2000

                              THE   SANDS   REGENT

                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 6, 2000

     The accompanying Proxy is solicited by the Board of Directors of The Sands Regent (the "Company") for use at the Annual Meeting of Shareholders to be held at the Sands Regency Hotel/Casino, 345 North Arlington Avenue, Reno, Nevada, on November 6, 2000 at 10:00 a.m. and at any and all adjournments or postponements thereof. All shares represented by proxies will be voted in the manner designated. If no designation is made on a proxy, it will be voted (i) FOR the election of the three nominees for election to the Board of Directors listed in the proxy and (ii) FOR approval of the Second Amended and Restated Option Plan for Executives and Key Employees of The Sands Regent. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED TO THE SHAREHOLDERS ON OR ABOUT OCTOBER 6, 2000.

     Execution and delivery of the enclosed proxy will not affect the right of any person to attend the meeting and vote in person. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501. The presence of a shareholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a shareholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

     For the election of the nominees to the Board of Directors, the three nominees receiving the highest vote totals will be elected. Thus, abstentions and broker non-votes will not affect the outcome of the election of the Board of Directors. All other matters to be voted on will be decided by a majority of the shares present or represented at the Meeting and entitled to vote.

     Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter (other than the election of directors) submitted to the stockholders for a vote. Thus, abstentions have the effect of a vote "against" the matters to which the abstention has been cast.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter (other than the election of directors) as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Thus, "broker non-votes" do not constitute a vote "for" or "against" any matter.

     Notwithstanding the above, for purposes of determining the outcome of any matter as to which the broker or nominee who does not have discretion to vote has delivered a proxy but has failed to indicate on the proxy the lack of authority to vote, the shares will be treated as present and will be voted in accordance with the instructions on the proxy card.

                             SOLICITATION EXPENSES

     The cost of this solicitation will be borne by the Company. The Company's officers, directors and other regular employees, without additional compensation, may also solicit Proxies personally or by other appropriate means.

                               VOTING SECURITIES

     Only shareholders of record at the close of business on September 27, 2000, will be entitled to vote at the meeting. The outstanding voting securities of the Company on that date were 4,497,722 shares of $0.10 par value Common Stock. Each of the outstanding shares will be entitled to one vote.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of September 27, 2000, all persons, other than the nominees for director, continuing directors and Named Officers (as defined on page 7), known by the Company to own "beneficially," as such term is defined in the Rules of the Securities and Exchange Commission, more than 5% of the Company's outstanding shares of Common Stock. Information concerning stockholdings of nominees for director, continuing directors and Named Officers is set forth on page 3. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting or dispositive power with respect to the shares which are deemed beneficially owned by such person or entity.

                                                           SHARES
                   NAME AND ADDRESS                     BENEFICIALLY      PERCENT
                 OF BENEFICIAL OWNER                       OWNED          OF CLASS
                 -------------------                    ------------      --------
Deborah Lundgren(1)                                      1,009,936          22.5%
c/o Doug Damon, CPA
5301 Longley Lane, Bldg. D-142
Reno, Nevada 89511
Stephen Feinberg                                           248,900(2)        5.5%
450 Park Avenue, 28th Floor
New York, New York 10022

---------------
(1) Represents shares held by Ms. Lundgren and in various trusts for the benefit of her children as to which Ms. Lundgren is the trustee. Ms. Lundgren is the daughter of Katherene Latham, Chairman of the Board of Directors, and niece of Pete Cladianos, Jr., Vice Chairman of the Board of Directors. Ms. Lundgren, Ms. Latham and Messrs. Cladianos, Jr. and Cladianos III have entered into an agreement to sell all of the shares beneficially owned by them to Sapphire Gaming, LLC; such agreement is subject to certain conditions including approval of such purchase by the Nevada Gaming Authorities. The Company has been advised that Sapphire Gaming, LLC has requested a withdrawal of its gaming license application. Such action is likely to ultimately result in the termination of the above stock sale transaction.

(2) Based on a Schedule 13D/A filed May 18, 2000 and represents 62,800 shares owned by Cerberus Partners, L.P., a Delaware limited partnership; and 103,400 shares owned by Cerberus International, Ltd., a corporation organized under the laws of the Bahamas, all over which Mr. Feinberg possesses sole voting and dispositive power, and 82,700 shares owned by certain private investment funds for which Stephen Feinberg possesses dispositive power.

                                 PROPOSAL NO. 2
                             ELECTION OF DIRECTORS

     The Company's Articles of Incorporation allow for not less than three nor more than nine directors. The number of directors is currently set at eight members as provided by the Company's Bylaws. In accordance with the Articles of Incorporation, members of the Board of Directors have been divided into three classes with approximately the same number of directors in each class. Each year one class of Directors shall be elected to hold office until their respective successors have been duly elected and qualified. Messrs Jon N. Bengtson, Larry Tuntland and David R. Wood have been nominated for election or re-election to the Board of Directors for terms expiring in 2003. The nominees securing the highest number of votes, up to the number of directors elected, will be elected as directors. All Proxies received by the Board of Directors will be voted FOR the election, as directors, of such nominees if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

     All of the continuing directors and the director nominees were elected by the shareholders except for Mr. Larry Tuntland who was appointed by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

     Information regarding the director nominees, the continuing directors and executive officers, including their stock ownership, furnished in part by each such person, follows.

                                                              EXPIRATION        SHARES       PERCENT OF
               DIRECTOR NOMINEES                  DIRECTOR    OF NEW TERM    BENEFICIALLY      COMMON
                      NAME                         SINCE      AS DIRECTOR      OWNED(1)        STOCK
               -----------------                  --------    -----------    ------------    ----------
Jon N. Bengtson(2)                                  8/84         2003            20,002         *
Larry Tuntland(2)                                   3/99         2003            17,500         *
David R. Wood(2)(3)                                 7/85         2003           130,626         3.0%

                                                               EXPIRATION        SHARES        PERCENT OF
              CONTINUING DIRECTORS                 DIRECTOR      OF TERM      BENEFICIALLY       COMMON
                      NAME                          SINCE      AS DIRECTOR      OWNED(1)          STOCK
              --------------------                 --------    -----------    -------------    -----------
Pete Cladianos, Jr.(3)(4)(5)(6)                      8/84         2002          1,039,947         23.1%
Pete Cladianos III(3)(4)(5)(7)                      11/85         2002             52,909          1.2%
Katherene Latham(3)(4)(5)                            8/84         2002              1,002         *
Louis J. Phillips(2)                                 5/98         2001             17,500         *
Ferenc B. Szony(2)(3)                               12/97         2001            150,000          3.2%

                                                               EXPIRATION        SHARES        PERCENT OF
            OTHER EXECUTIVE OFFICERS               DIRECTOR      OF TERM      BENEFICIALLY       COMMON
                      NAME                          SINCE      AS DIRECTOR      OWNED(1)          STOCK
            ------------------------               --------    -----------    -------------    -----------
Patrick Bassney(2)                                     --           --             15,000         *
All Executive Officers and Directors
  as a group (9 persons)(2)                                                     1,444,486         29.7%

---------------
 *  Less than 1%

(1) Held as of September 27, 2000 with sole voting and investment power unless otherwise indicated. The shares beneficially owned includes options that are exercisable within 60 days after September 27, 2000, but in determining percentage ownership, these shares are considered outstanding only for each individual owning such options.

(2) Includes 15,000, 17,500, 150,000, 17,500, 120,000 and 15,000 shares subject to options which are presently exercisable or exercisable within 60 days by Jon N. Bengtson, Louis J. Phillips, Ferenc B. Szony, Larry Tuntland, David
    R. Wood and Patrick Bassney, respectively.

(3) This individual is also an Executive Officer of the Company.

(4) Pete Cladianos, Jr. and Katherene Latham are brother and sister. Pete Cladianos III, Antonia Cladianos II and Leslie Cladianos are the son and daughters of Pete Cladianos, Jr. and Allison Cladianos is the daughter of Pete Cladianos III.

(5) Ms. Latham and Messrs. Cladianos, Jr. and Cladianos III have entered into an agreement to sell all of the shares beneficially owned by them to Sapphire Gaming, LLC; such agreement is subject to certain conditions including approval of such purchase by the Nevada Gaming Authorities. The Company has been advised that Sapphire Gaming, LLC has requested a withdrawal of its gaming license application. Such action is likely to ultimately result in the termination of the above stock sale transaction.

(6) Includes 386,286 shares held in trusts for the benefit of Pete Cladianos III, 375,500 shares held in trusts for the benefit of Antonia Cladianos II, 254,596 shares held in trusts for the benefit of Leslie Cladianos and 23,565 shares held in a trust for the benefit of Allison Cladianos. Mr. Cladianos, as trustee for such trusts, exercises sole voting and investment power.

(7) Includes 16,909 shares held in a trust for the benefit of Bradley Cladianos, son of Pete Cladianos III and 36,000 shares subject to options which are presently exercisable.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following are the biographies of Company Directors and Executive Officers as of September 27, 2000.

     JON N. BENGTSON (age 56) has served as a Director of the Company since August 1984. Since January 1998, Mr. Bengtson has been the Chairman and Chief Operating Officer of Sharegate, Inc., a telecommunications company, and since January 1996, has served as Chairman of the Board of Directors of Radica Games, Limited. From January 1996 to January 1998, Mr. Bengtson served as Executive Vice President and Chief Operating Officer of the Company. From January 1993 to January 1996, Mr. Bengtson held various positions with Radica Games, Limited, including Executive Vice President, Chief Operating Officer and Chief Financial Officer and served as President and Chief Executive Officer of Radica USA since December 1994. Mr. Bengtson also served as Executive Vice President of the Company from November 1991 to December 1994, Senior Vice President of the Company from November 1985 to November 1991 and Vice President -- Finance and Administration and Treasurer of the Company from May 1984 to July 1985. From July 1985 to November 1985, Mr. Bengtson served as Executive Vice President and a Director of Stride Micro, a computer hardware development/sales company. Prior to May 1984, Mr. Bengtson served, for almost four years, in various corporate officer capacities with International Game Technology and was a Director from May 1981 to May 1984.

     LARRY TUNTLAND (age 60) was appointed to the Board of Directors in March 1999. Mr. Tuntland also serves, since 1997, on the Board of Media West-RNI, Inc. (a subsidiary of Gannett Newspapers) and on the Advisory Board of Wells Fargo Bank of Nevada/Norwest Bank of Nevada. Mr. Tuntland was originally appointed to the Board of Norwest Bank of Nevada in 1997 prior to the merger with Wells Fargo Bank. Mr. Tuntland retired as President of First Interstate Bank of Nevada, N.A. in 1996 after 37 years with it and its predecessor companies. Prior to the position as President in 1996, Mr. Tuntland was the Area President, Northern Nevada, from 1991 to 1995. Prior to 1991, Mr. Tuntland served in numerous Managerial and Executive capacities including the Senior Executive Officer for Southern Nevada and Executive Vice President of Commercial and Business Banking.

     DAVID R. WOOD (age 48) has been Executive Vice President, Treasurer and Chief Financial Officer of the Company since January 1996 and a Director since joining the Company in 1985. From July 1985 to January 1996, Mr. Wood served as Vice President -- Finance and Administration, Chief Financial Officer, and Treasurer of the Company. Prior to joining the Company, Mr. Wood, a certified public accountant, was in public accounting for over 9 years and was a partner in a Nevada based public accounting firm. Mr. Wood specialized in hotel/casino accounting and auditing while in public accounting and is an enrolled agent before the Nevada Gaming Authorities.

     PETE CLADIANOS, JR. (age 70) has been Vice Chairman of the Board of Directors since December 1997 and was previously President, Chief Executive Officer and a Director of the Company or its predecessor since 1978. Mr. Cladianos has been involved in the gaming and lodging industries in Reno for over 46 years.

     PETE CLADIANOS III (age 41) has been Secretary of the Company since August 1984 and served as Executive Vice President from January 1996 to November 1998. He was elected as a Director in November of 1985. From February 1987 to January 1996, Mr. Cladianos served as Vice President of the Company and was Treasurer from 1983 to 1984. Mr. Cladianos joined the Company's predecessor in 1982 as an internal auditor, became outside property manager in July 1983, and the cage and credit manager in September 1984.

     KATHERENE LATHAM (age 69) has been Chairman of the Board of Directors of the Company since August 1984. Ms. Latham also served as Executive Vice President until November of 1991 and was Vice President of the Company's predecessor in 1982 and from January to August of 1984, and has been a Director of the Company or its predecessor since 1978. From 1978 to 1984, Ms. Latham was Secretary of the Company's predecessor. Ms. Latham has been involved in the gaming and lodging industries in Reno for over 44 years.

     LOUIS J. PHILLIPS (age 63) has served as a Director of the Company since May 1998. From January to June 2000, Mr. Phillips served as interim Chief Executive Officer of Viejas Enterprises in San Diego County, California which operated, among other things, a casino on Native American land. Since January 2000, Mr. Phillips has been on a leave of absence from the University of Nevada, Reno where he has held the position of Mead Dixon Distinguished Professor of Gaming Management since 1995. Prior to such appointment, from 1993 to 1995, Mr. Phillips served as President and Chief Operating Officer of Harrah's Nevada. From 1989 to 1993, Mr. Phillips was Senior Vice President and General Manager of Harrah's Lake Tahoe and, from 1983 to 1988, was Senior Vice President of Human Resources at Harrah's corporate level. From 1981 to 1983, Mr. Phillips also served as an executive management consultant to Harrah's. Prior to 1981, Mr. Phillips was a member of a management consulting group based in Washington D.C.

     FERENC B. SZONY (age 45) was appointed President and Chief Executive Officer and a Director of the Company in December 1997. Prior to December 1997, Mr. Szony was affiliated with Hilton Hotels Corporation for sixteen years. From November 1994 to March 1997 he served as President of the Reno Hilton Resort, northern Nevada's largest hotel/casino, and from July 1992 to November 1994 as President of the Flamingo Hilton, Reno. Mr. Szony served in various marketing and management positions with Hilton in Nevada and California beginning in June 1981. From March 1997 to December 1997, Mr. Szony was an independent gaming consultant.

     PATRICK BASSNEY (age 38), has served as Vice President and General Manager of Zante, Inc. dba the Sands Regency Casino/Hotel (wholly owned subsidiary of the Company) since February 1998. Prior to joining the Company, Mr. Bassney served as Vice President of Hotel Operations for Turning Stone Casino Resort in Verona, New York from July 1994 to February 1998, Vice President of Casino Services from December 1993 to July 1994 and Director of Casino Services from June 1993 to December 1993. From July 1988 to June 1993, Mr. Bassney served in various management positions with Fitzgeralds Casino/Hotel in both Reno and Las Vegas, Nevada.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

MEETINGS AND ATTENDANCE

     The Board of Directors of the Company held five meetings during the fiscal year ended June 30, 2000. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which each served during fiscal 2000 or the portion of the year during which each served as Director.

COMMITTEES

     The Board of Directors of the Company has an Executive Committee, an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board does not have a nominating committee. The general functions of such Board Committees, the identity of each committee member and the number of committee meetings held by each committee during the last fiscal year are set forth below.

     Executive Committee. The Executive Committee may exercise all powers of the Board of Directors to the extent permitted by law. The current members of the Executive Committee are Pete Cladianos, Jr. and Katherene Latham. There were no meetings held during fiscal 2000.

     Audit Committee. In May 2000, The Board of Directors of the Company adopted an Audit Committee Charter in accordance with Nasdaq Stock Market requirements. The complete text of the Audit Committee Charter is set forth in Appendix A to this Proxy Statement. This Charter specifies that the general purpose of the Audit Committee is to provide assistance to the Company's Board of Directors in fulfilling the Board's oversight responsibilities regarding the continued adequacy of the Company's accounting system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's independent auditors.

     The Audit Committee Charter requires that the Audit Committee consist of three Board members who satisfy the "independence" requirements of the Nasdaq Stock Market. Further, each Audit Committee member must be able to read and understand fundamental financial statements and at least one Committee member must have experience or a background in finance or accounting such that the member is financially sophisticated.

     The current members of the Audit Committee are Messrs. Bengtson, Phillips and Tuntland, who, with the exception of Mr. Bengtson, satisfy the "independence" requirements of the Nasdaq stock market and the other requirements as specified in the Audit Committee Charter including the ability to read and understand fundamental financial statements. Mr. Bengtson would be considered "independent" except that he is a former employee of the Company within the past 3 years which ends in January 2001. Thereafter, Mr. Bengtson will meet the "independence" requirements of the Nasdaq Stock Market which will be before June 14, 2001, the date on which all the Nasdaq Audit Committee requirements, including the above, are required to be met by all Nasdaq listed companies. The Board of Directors believes that, with Mr. Bengtson's background and knowledge of the Company, and his experience and background in finance and accounting, it is in the best interest of the Company and its shareholders to retain Mr. Bengtson on the Audit Committee.

     There were two Audit Committee meetings held during fiscal 2000.

     Compensation Committee. The Compensation Committee determines the compensation of all principal officers other than the Chairman of the Board of Directors, the President and the Executive Vice Presidents. The current members of the Compensation Committee are Pete Cladianos, Jr., Katherene Latham and Larry Tuntland. There were no meetings held during fiscal 2000.

     Stock Option Committee. The Stock Option Committee grants stock options and administers the Company's stock option plan. The members of such Committee are non-employee directors within the meaning of Rule 16b-3 and are presently Jon N. Bengtson, Louis J. Phillips and Larry Tuntland. The Committee held no meetings during fiscal 2000 but took action by written consent on three occasions.

COMPENSATION OF INDEPENDENT DIRECTORS

     Directors who are officers or employees of the Company do not receive compensation for their services as Directors. The Directors, who are not employees of the Company ("Independent Directors"), receive as compensation for services: (i) a $6,000 annual retainer; (ii) $1,000 for each Board of Directors meeting attended; (iii) $300 for each Board committee meeting attended on the same date as a Board meeting; and (iv) $500 for each Board committee meeting attended on a date when there is no Board meeting. In the fiscal year ended June 30, 2000, Jon N. Bengtson, Louis J. Phillips and Larry Tuntland each earned $10,600.

     The Company's Amended and Restated Stock Option Plan for Executive and Key Employees, provides for the grant of non-qualified stock options to Independent Directors. Upon initial election or appointment as an Independent Director, the Board may grant stock options to purchase up to 25,000 shares of the Company's Common Stock. Thereafter, on the date of the Annual Meeting of Shareholders, each Independent Director receives an automatic stock option grant to purchase 7,500 shares of the Company's Common Stock with an exercise price equal to fair market value on the date of grant. All options vest in full on the first anniversary of the grant date. On November 1, 1999, each of the Independent Directors received the automatic stock grant to purchase 7,500 shares of the Company's Common Stock at $1.69 per share.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF NAMED OFFICERS

     The following table sets forth information concerning the compensation for services in all capacities to the Company, for the fiscal years ended June 30, 2000, 1999 and 1998, of those persons who were, respectively, at June 30, 2000
(i) the Company's Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose annual salary and bonus for the fiscal year ended June 30, 2000 exceeded $100,000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                    ANNUAL COMPENSATION         COMPENSATION
           NAME AND             ----------------------------   OPTIONS GRANTED    ALL OTHER
      PRINCIPAL POSITION        YEAR     SALARY      BONUS        (SHARES)       COMPENSATION
      ------------------        ----    --------    --------   ---------------   ------------
Ferenc B. Szony(1)              2000    $306,846    $234,500           -0-         $   -0-
President and Chief Executive   1999     250,961     155,000       100,000             -0-
  Officer                       1998     117,692         -0-       100,000             -0-
David R. Wood                   2000     163,000      89,250        10,000             -0-
Executive Vice President,       1999     157,000      47,101           -0-             -0-
  Treasurer and Chief           1998     153,378      47,100       144,000(2)          -0-
     Financial Officer
Patrick Bassney(3)              2000     110,689      59,588        10,000             -0-
Vice President and General      1999      32,760      32,760           -0-             -0-
  Manager, Sands Regency        1998      34,731      10,499        30,000          11,273(4)
  Casino/Hotel

---------------

(1) Mr. Szony was named President and Chief Executive Officer in December 1997.

(2) On December 12, 1997, the Company repriced certain outstanding stock options with original exercise prices ranging from $3.50 to $12.62 per share by amending the terms of such options to provide for an exercise price of $1.81 per share (the fair market value of the Company's stock on December 12, 1997). In connection with such repricing 144,000 shares previously granted to Mr. Wood were repriced.

(3) Mr. Bassney was named Vice President and General Manager of The Sands Regency Casino/Hotel in February 1998.

(4) Represents reimbursable moving expenses paid by the Company.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted to the Named Officers pursuant to the Company's Amended and Restated Stock Option Plan for Executive and Key Employees during the fiscal year ended June 30, 2000.

                                                                                              POTENTIAL REALIZABLE
                                                                                                    VALUE AT
                                                                                                 ASSUMED ANNUAL
                                                                                                    RATES OF
                                NUMBER OF       % OF TOTAL                                         STOCK PRICE
                                SECURITIES       OPTIONS                                        APPRECIATION FOR
                                UNDERLYING       GRANTED                                         OPTION TERM(2)
                                 OPTIONS     TO EMPLOYEES IN      PER SHARE      EXPIRATION   ---------------------
             NAME               GRANTED(1)   FISCAL YEAR 2000   EXERCISE PRICE      DATE         5%          10%
             ----               ----------   ----------------   --------------   ----------   ---------   ---------
David R. Wood(3)..............    10,000           17%              $1.66          1/7/10      $10,400     $26,500
Patrick Bassney(4)............    10,000           17%              $1.81         2/14/10       11,400      28,800
Ferenc B. Szony...............       -0-           -0-                -0-              --          -0-         -0-

---------------

(1) The options have a ten year term and the exercise price is equal to the fair market value on the date of grant. On August 14, 2000, the Board deleted the express right to reprice options under the plan.

(2) Assumes annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary and no assurance can be given that such rates will be achieved.

(3) Options vest equally over two years commencing on the first anniversary date of the grant of the options.

(4) Options vest equally over a four year period commencing on the first anniversary date of the grant of the options.

STOCK OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during fiscal 2000 and, based upon the fair market value of the Common Stock as of June 30, 2000, stock options held as of the end of fiscal 2000. None of the Named Officers exercised any options during fiscal 2000.

                                                                                           VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                 OPTIONS AT FISCAL YEAR END        AT JUNE 30, 2000(1)
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Ferenc B. Szony................      -0-         -0-        150,000        50,000         $31,000        $31,000
David R. Wood..................      -0-         -0-        120,000        34,000             -0-            -0-
Patrick Bassney................      -0-         -0-         15,000        25,000             -0-            -0-

---------------
(1) Market value of the underlying securities at fiscal year-end ($1.4375), minus the exercise price of "in-the-money" options.

EMPLOYMENT AND OTHER ARRANGEMENTS

     Mr. Ferenc B. Szony entered into a two-year employment agreement on December 15, 1998, as amended on December 15, 1999, pursuant to which Mr. Szony agreed to serve as President and Chief Executive Officer of the Company. Under the terms of the agreement, which is automatically renewable on each anniversary date for an additional one year period without notice of nonrenewal to the contrary, Mr. Szony is paid a base salary of $335,000 per annum, to be increased to $370,000 per annum on December 15, 2000 in the event that a change in control of the Company does not occur by that date. Mr. Szony is also eligible to receive an annual base bonus of 40% of his base salary pursuant to the Company's bonus program which provides for bonuses up to 200% of the base bonus amount in the event certain financial performance goals are achieved.

     The agreement with Mr. Szony also provides that if Mr. Szony's employment with the Company is terminated by the Company for any reason other than for Cause or for Termination/Change in Control (each, as defined), compensation and benefits pursuant to the agreement shall continue for the remaining term of the agreement. In the event of termination due to Total Disability (as defined), all compensation and benefits shall continue for twelve months following such termination.

     The Company has also entered into an agreement with Mr. David R. Wood, dated January 9, 2000, pursuant to which Mr. Wood shall serve as Executive Vice President and Chief Financial Officer of the Company. Under the terms of the agreement, which is automatically renewed on each anniversary date for an additional one year period without notice of nonrenewal to the contrary, Mr. Wood is paid a base salary of $170,000 per annum. Mr. Wood is also eligible to receive an annual base bonus of 30% of his base salary pursuant to the Company's bonus program which provides for bonuses up to 200% of the base bonus amount in the event certain financial performance goals are achieved. In addition, Mr. Wood received incentive stock options to purchase 10,000 shares of Common Stock, which vest equally over two years, pursuant to the Company's Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent.

     The agreement with Mr. Wood also provides that if Mr. Wood's employment with the Company is terminated by the Company for any reason other than for Cause (as defined), compensation and benefits pursuant to the agreement shall continue for 6 months after such termination.

     The Audit Committee and Executive Compensation Reports that follow will not be deemed to be incorporated by reference to any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates same by reference.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the Company's audited financial statements with Company management and has discussed certain required matters with the Company's independent auditors, Deloitte & Touche LLP, in accordance with Statement on Auditing Standards No. 61.

     Deloitte & Touche LLP also provided written documentation to the Audit Committee, required by Independent Standards Board Standard No. 1, stating that there are no known relationships between the Independent Auditors (and their related entities) and the Company (and its related entities) that, in the Independent Auditors' professional judgment, may reasonably be thought to impact the independence of Deloitte & Touche LLP and further, that Deloitte & Touche LLP is independent within the meaning of applicable federal securities laws.

     Based on the review, discussions and communications above, the Audit Committee recommended that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K as of and for the fiscal year ended June 30, 2000.

AUDIT COMMITTEE

Jon N. Bengtson
Louis J. Phillips
Larry Tuntland

                         EXECUTIVE COMPENSATION REPORT

     The Compensation Committee of the Board of Directors, whose present members are Pete Cladianos, Jr., Katherene Latham and Larry Tuntland, is empowered, pursuant to the Company's By-laws, to determine the compensation of all executive officers other than the Chairman of the Board, the President and the Executive Vice Presidents.

     In order to comply with the requirements of Rule 16b-3 of the Security Exchange Act of 1934, as amended, a Stock Option Committee has been appointed whose duties are to grant stock options and to administer the Company's Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent, which is proposed to be amended and restated as set forth in Proposal No. 2. The Stock Option Committee, whose present members are Louis J. Phillips, Jon N. Bengtson and Larry Tuntland, shall be composed of non-employee directors within the meaning of Rule 16b-3.

     Compensation for the Chairman and Vice Chairman of the Board, the President and the Executive Vice Presidents is reviewed and established, from time to time, by the Board of Directors. It is a policy of the Board that such Executive Officers shall not participate in any Board decision relative to such respective person's compensation.

     The Company's executive compensation policy and philosophy is multifaceted. Such compensation program seeks to provide salaries that are competitive in the marketplace and designed to attract and retain highly-qualified executives. In addition, the program is designed to closely link certain compensation received by individuals to the performance of the Company and, in certain instances, the achievement of individual goals. Recognition is also given to an executive's individual performance. The Company's executive compensation program additionally establishes motivational incentives by providing the executive with a financial interest in the success of the Company similar to the interests of the Company's shareholders.

     Consistent with the aforementioned policy and philosophy, the Company's current compensation plan involves a combination of salary and bonuses to reward short-term performance and grants of stock options to encourage and reward longer-term performance. The key performance criterion in determining bonus payments is the levels of income from operations attained by the Company. Appropriate adjustments are considered, from time to time, to take into account market conditions and other factors impacting the Company's performance. The levels of supervisory or management responsibilities of the Company's executives and individual performances are also given significant consideration.

     The Company's primary long-term incentive program consists of stock options that are intended to encourage achievement of long-term goals and objectives consistent with results that benefit stockholders. These objectives include, but are not limited to, operating profitability, earnings per share growth, return on invested capital and return on shareholders' equity. Such stock option grants are intended to provide executives and key employees with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to acquire an increased stock ownership in the Company and to benefit from appreciation in the value of the Company's stock. In making such awards, the Stock Option Committee takes into account such other factors as it deems appropriate to a determination of the individual optionee's value to the Company and his potential contribution to its long-term success. The practice of the Stock Option Committee has been to issue all stock options at exercise prices of not less than the market value of the Company's Common Stock on the date of grant, thus insuring that any value derived from such options will depend on subsequent increases in share value realized by shareholders in general.

     The Revenue Reconciliation Act of 1993, enacted August 10, 1993, amended the Internal Revenue Code of 1986 (the "Code") and included a provision (Section 162(m) of the Code) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the Chief Executive Officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. Although the present compensation paid to any "covered employee" by the Company is presently less than the $1 million limit, it is the Company's policy to qualify future compensation paid to its top executives to maximize the Company's income tax deductions to the extent that so qualifying the compensation is not inconsistent with the Company's fundamental compensation policies. The Company is proposing amendments to the Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent to permit the Company, at its discretion, to grant options that qualify as performance-based compensation under Section 162(m) of the Code. See Proposal No. 2.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During the fiscal year ended June 30, 2000, the compensation of the Company's Chief Executive Officer, Ferenc B. Szony, was a base salary of $335,000 pursuant to an employment agreement as amended on December 15, 1999. Under such agreement, Mr. Szony is also eligible to receive an annual base bonus of 40% of his base salary in the event the Company attains certain levels of successful operating results which may be increased by up to 200% by the Company attaining certain higher levels of operating results. In fiscal 2000, Mr. Szony earned a performance bonus of $234,500 based on the Company achieving specified operational and financial results. During fiscal 2000, Mr. Szony was not granted stock options.

   COMPENSATION          STOCK
    COMMITTEE       OPTION COMMITTEE   BOARD OF DIRECTORS
   ------------     ----------------   ------------------
Pete Cladianos,     Jon N. Bengtson   Jon N. Bengtson
  Jr.
                    Louis J.          Pete Cladianos, Jr.
Katherene Latham    Phillips
Larry Tuntland      Larry Tuntland    Pete Cladianos III
                                      Katherene Latham
                                      Louis J. Phillips
                                      Ferenc B. Szony
                                      Larry Tuntland
                                      David R. Wood

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors is responsible for the compensation policies of the Company with respect to its current executive officers. All of the members of the Board, except Messrs. Bengtson, Phillips and Tuntland, are employees of the Company. No member of the Board participates in the determination of his or her own compensation.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total shareholder return of the Company's Common Stock during the previous five years in comparison to the cumulative total return on the NASDAQ Stock Market-U.S. Index and the Dow Jones Casinos index. The comparisons are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG THE SANDS REGENT, THE NASDAQ STOCK MARKET (U.S.) INDEX
                        AND THE DOW JONES CASINOS INDEX

[GRAPH]

                                                                                  NASDAQ STOCK
                                                    THE SANDS REGENT              MARKET (U.S.)             DOW JONES CASINOS
                                                    ----------------              -------------             -----------------
6/95                                                     100.00                      100.00                      100.00
6/96                                                      98.33                      128.39                      109.20
6/97                                                      61.46                      156.15                       79.12
6/98                                                      39.33                      205.58                       74.21
6/99                                                      44.25                      295.78                       76.82
6/00                                                      28.28                      437.84                       87.91

---------------

* $100 invested on June 30, 1995 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten (10) percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal 2000, or representations from certain reporting persons, the Company believes that its Insiders complied with all Section 16(a) filing requirements, except that: Messrs. Bassney and Tuntland each failed to timely file a Form 3 due in 1998 and 1999, respectively; Mr. Bassney failed to timely file a Form 4 for one exempt transaction in 1998; Messrs. Bengtson, Phillips and Tuntland each failed to timely file a Form 4 for one exempt transaction, each, in 1999; and Messrs. Wood and Bassney each failed to timely file a Form 4 for one exempt transaction, each, in 2000.

                                 PROPOSAL NO. 2

                    SECOND AMENDED AND RESTATED STOCK OPTION
                      PLAN FOR EXECUTIVE AND KEY EMPLOYEES

 THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE SECOND AMENDED AND RESTATED
               STOCK OPTION PLAN FOR EXECUTIVE AND KEY EMPLOYEES

     On August 14, 2000, the Board of Directors of the Company approved amendments to, and the restatement of, the Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent, as amended, which is now known as the Second Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent (the "Second Restated Plan"). The Second Restated Plan includes the following amendments, which are subject to approval by the stockholders at this Meeting:

          - Authorization of an additional 300,000 shares for issuance under the Second Restated Plan.

          - Establishment of an annual option limit of 200,000 shares to any one individual to ensure deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), of compensation expense resulting from certain option grants.

          - Extend the term of the Second Restated Plan until August 14, 2010.

     The following is a summary of the material terms of the Second Restated Plan, as proposed to be amended and restated. A full copy of the proposed Second Restated Plan is attached hereto as Appendix B. You are encouraged to read the Second Restated Plan in its entirety.

                      SUMMARY OF THE SECOND RESTATED PLAN

     The Second Restated Plan authorizes the grant of incentive and non-qualified stock options to our executives, key employees and directors who are not employees of the Company ("Independent Directors").

SECURITIES AVAILABLE

     Subject to shareholder approval of this Proposal, the aggregate number of shares of common stock authorized and reserved for issuance under the Second Restated Plan is 1,100,000 shares, representing an increase of 300,000 shares, from 800,000 shares to 1,100,000 shares. As of the Record Date, only 5,864 shares were available for issuance. Assuming shareholder approval of this Proposal, 305,864 shares would be available for future issuance under the Second Restated Plan. Also available for future grant under the Second Restated Plan are:

          - shares subject to expired or canceled options; and

          - shares delivered to the Company or withheld by the Company in payment of the exercise price or tax withholding obligations upon option exercise.

     Also subject to shareholder approval of this Proposal, is the establishment of an annual option limit for purposes of preserving the Company's deductibility of compensation expense that may result from the exercise of certain options granted on or after August 14, 2000. Pursuant to the annual option limit, the maximum number of shares which may be subject to options granted to any individual in any calendar year may not exceed 200,000 shares.

ADMINISTRATION; GRANT OF OPTIONS

     The Stock Option Committee of the Board of Directors (the "Committee") administers the Second Restated Plan as to options granted to employees. The Committee is currently comprised of two or more directors, each a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and an "outside director" under Section 162(m) of the Code. The Committee determines:

          - which executive or key employees are to be granted options;

          - the number of shares subject to option grants and the exercise price;

          - whether such options are to be incentive stock options or non-qualified stock option, and whether such options are to be performance-based compensation under Section 162(m) of the Code;

          - the time in which the options may vest and be exercised; and

          - the other terms and conditions of such Option, consistent with the Second Restated Plan.

     The Board of Directors administers the Second Restated Plan as to the annual automatic grants of options to the Company's Independent Directors.

     Each option, and its exercise price, term, vesting and other material terms are evidenced by a written stock option agreement.

AUTOMATIC GRANT TO INDEPENDENT DIRECTORS

     Commencing with the 1998 Annual Shareholder's Meeting, each Independent Director automatically receives a non-qualified stock option to purchase 7,500 shares on the date of each Annual Meeting of Shareholders at which such person continues as an Independent Director. Each person who is first appointed or elected to the Board as an Independent Director may be granted a non-qualified stock option for not more than 25,000 shares, as determined by the Board, effective as of the date of such appointment or election.

EXERCISE PRICE

     The Committee sets the per share exercise price for options granted to employees at not less than 100% of the fair market value of our common stock on the grant date. For purposes of the Second Restated Plan, fair market value of our common stock is equal to the mean between the closing bid and asked prices as reported by the Nasdaq National Market on such date. Incentive Stock Options granted to individuals holding 10% or more to the voting power of the Company ("10% Owner") are priced at 110% of the fair market value of our common stock on grant date. And, options granted to Independent Directors have a per share exercise price equal to the fair market value of our common stock on the grant date. On September 26, 2000, the closing price for our common stock as reported on the Nasdaq Small Cap Market was $ 2.28.

VESTING OF OPTIONS

     An option may be exercised when and to the extent it "vests." The Committee determines the period during which the employee optionee's right to exercise the option in whole or part vests. At any time after the grant of an option to an employee, the Committee may accelerate the period during which an option vests. Options granted to Independent Directors vest in full on the first anniversary of the date of option grant. No portion of an option which is not vested when the optionee's relationship with the Company is terminated shall thereafter become vested.

TERM AND TERMINATION OF OPTIONS

     The term of an option granted to an employee is set by the Committee, provided, that non-qualified options must have a term not longer than 10 years and one day from the grant date and incentive stock options must have a term not longer than ten years from the grant date (or five years for options granted to a 10% owner). The Committee also establishes the time period following termination of employment during which the optionee may exercise vested options.

     Vested options granted to Independent Directors are exercisable until the earlier of (i) one year following the optionee's termination as a director for any reason and (ii) ten years from the date of grant.

EXERCISE OF OPTIONS

     An option may be exercised for any vested portion of the shares subject to the option until the option expires or terminates. Only whole shares may be purchased upon exercise.

     An option may be exercised by delivering to the Company a written notice of exercise, together with payment of the aggregate exercise price in the form of cash or a check payable to the Company. The Committee (or the Board, in the case of options granted to Independent Directors) may, however, in its discretion allow payment through:

          - the delivery of shares of Company common stock already owned for more than six months;

          - the surrender of shares of Company common stock which would otherwise be issuable on exercise of the option;

          - use of an interest bearing full recourse promissory note upon such terms as the Committee prescribes; or

          - the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of common stock issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price.

     The Company must also receive payment of any applicable withholding tax, which in the discretion of the Committee (or Board) may be in the same form as used to pay the exercise price.

     An optionee will not have any rights as a shareholder until the Company has issued and delivered the shares of common stock following option exercise.

OPTIONS NOT TRANSFERABLE

     An optionee cannot assign or transfer any option, except by will or the laws of descent and distribution;

PLAN AMENDMENT AND TERMINATION

     The Committee or the Board may not, without prior shareholder approval:

          - increase the number of shares of stock that may be issued under the Second Restated Plan;

          - extend the expiration date of the Second Restated Plan;

          - modify the 200,000 per person per year option limit; or

          - amend the Second Restated Plan in a manner requiring shareholder approval under any applicable law, rule or regulation.

     All other amendments may be made by the Committee or the Board without shareholder approval. The Second Restated Plan will be in effect until August 14, 2010.

ADJUSTMENT IN SECURITIES

     If there is a dividend, recapitalization, reclassification, stock split, merger, consolidation, split-up, spin-off, combination, consolidation, dissolution or other similar corporate transaction that affects the common stock, the Committee may appropriately adjust:

          - the aggregate number of shares of common stock subject to the Second Restated Plan;

          - the annual option limit of 200,000 shares per person;

          - the number of shares of common stock subject to outstanding options; and

          - the price per share of outstanding options.

     In addition, if there is a merger of the Company, the sale of all or substantially all of the Company's assets or 80% or more of the Company's voting stock, or the dissolution or liquidation of the Company, the Committee (or the Board in the case of options granted to Independent Directors) may provide in the option agreement or in a resolution that the options may be exercisable as to all shares covered by the option.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary under current law of the material federal income tax consequences to participants in the Second Restated Plan. The summary does not discuss all aspects of income taxation that may be relevant to a particular optionee.

     For federal income tax purposes, optionees granted non-qualified stock options or incentive stock options will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction.

     Generally, on exercise of non-qualified stock options the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The optionee's basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date of option exercise. Any subsequent gain or loss will be generally taxable as a capital gain or loss.

     Generally, on exercise of incentive stock options the optionee will not have taxable income. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of adjustment" for purposes of the alternative minimum tax. Gain realized on the sale of shares acquired through exercise of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within (1) two years after the date of option grant or (2) within one year of the date the shares were transferred to the optionee. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the optionee recognizes ordinary income. If such a sale or disposition takes place in the year of option exercise, the income recognized upon sale or disposition of the shares will not be considered income of the optionee for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes the shares before the end of the one-year and two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, recognized on the disposition of the shares.

VOTE AND RECOMMENDATION

     Your Board of Directors and management believe that it is in the best interest of the Company to approve the Second Restated Plan in order to attract and retain qualified employees, remain competitive and to continue to meet industry standards.

     The favorable vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the Meeting is require to approve the Proposal. Thus, abstentions on this proposal will be counted as votes against this proposal, while broker non-votes on this proposal will not be counted as votes for or against the proposal. A properly executed, unrevoked Proxy will be voted FOR this proposal unless a vote against this proposal or abstention is indicated on the Proxy.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 APPROVING THE SECOND AMENDED AND RESTATED STOCK OPTION PLAN FOR EXECUTIVE AND KEY EMPLOYEES OF THE SANDS REGENT.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP served as independent auditors of the Company for the year ended June 30, 2000 and have been selected to serve as independent audits for the year ending June 30, 2001. The auditors will have a representative at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     If a shareholder proposes to present a proposal at the next Annual Meeting, the proposal must be received by the Secretary of the Company by May 26, 2001. Proposals should be addressed to the attention of Pete Cladianos III, Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada, 89501, and should be sent Certified Mail -- Return Receipt Requested. The Company expects to hold the 2001 Annual Meeting of Shareholders on November 5, 2001. Pursuant to Securities and Exchange Commission rules regarding shareholder proposals, which became effective on June 29, 1998, if the Company has not received notice on or before August 17, 2001 of any matter a shareholder intends to propose for a vote at the 2001 Annual Meeting of Shareholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                                 OTHER MATTERS

     The management knows of no other matters other than those described above which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the people voting the management proxies will vote them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          PETE CLADIANOS III, Secretary

                                   APPENDIX A

                                THE SANDS REGENT

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of The Sands Regent (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

     In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the "Nevada Revised Statutes, General Corporation Law." Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the "Nevada Revised Statutes, General Corporation Law" to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts such at the outside auditor.

MEMBERSHIP

     The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" requirements of The Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member's financial sophistication.

COMMITTEE ORGANIZATION AND PROCEDURES

     1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

     3. The Committee shall meet, in person and/or telephonically, at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

     4. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor, the senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

     5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.
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RESPONSIBILITIES

  Outside Auditor

     6. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor.

     7. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

     8. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

  Annual Audit

     9. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     10. The Committee shall review and discuss the audited financial statements with the management of the Company.

     11. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements;
(ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

     12. The Committee shall, based on the review and discussions in paragraphs 10 and 11 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Internal Controls

     13. The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     14. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

  Internal Audit

     15. The Committee shall discuss at least annually with the senior internal audit manager the activities and organizational structure of the Company's internal audit function and the qualifications of the primary personnel performing such function.

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     16. Management shall furnish to the Committee a copy of each audit report prepared by the senior internal audit manager of the Company.

     17. The Committee shall, at its discretion, meet with the senior internal audit manager to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal auditor manager.

     18. The senior internal audit manager shall be granted unfettered access to the Committee.

  Other Responsibilities

     19. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     20. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

     21. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

                                       A-3
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                                   APPENDIX B

                 SECOND AMENDED AND RESTATED STOCK OPTION PLAN

                        FOR EXECUTIVE AND KEY EMPLOYEES

                                       OF

                                THE SANDS REGENT

     THE SANDS REGENT, a corporation organized under the laws of the State of Nevada, by resolution of the Board of Directors of the Company (the "Board") on August 14, 2000, adopted this Second Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent (the "Plan"). This Plan was originally adopted by the Board and approved by the shareholders of the Company in January 1985. The Plan was amended in 1990 and was amended and restated on September 16, 1992. This Second Amended and Restated Stock Option Plan incorporates amendments to the Amended and Restated Stock Option Plan, as adopted and effective on November 3, 1997, December 12, 1997, August 17, 1998 and August 14, 2000. The purposes of this Plan are as follows:

          (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its executive and other key employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the capital stock of the Company and thus to benefit directly from its growth, development and financial success.

          (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under options, some of which are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE I

                                  DEFINITIONS

     Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.

SECTION 1.1 -- BOARD

     "Board" shall mean the Board of Directors of the Company.

SECTION 1.2 -- CODE

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3 -- COMMITTEE

     "Committee" shall mean the committee of the Board, appointed as provided in
Section 6.1.

SECTION 1.4 -- COMPANY

     "Company" shall mean The Sands Regent or any successor corporation.

SECTION 1.5 -- DIRECTOR

     "Director" shall mean a member of the Board.

SECTION 1.6 -- EMPLOYEE

     "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

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

SECTION 1.7 -- INCENTIVE STOCK OPTION

     "Incentive Stock Option" shall mean an Option qualifying under Section 422 of the Code and designated as such by the Committee.

SECTION 1.8 -- INDEPENDENT DIRECTOR

     "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

SECTION 1.9 -- NON-QUALIFIED OPTION

     "Non-Qualified Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

SECTION 1.10 -- OFFICER

     "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

SECTION 1.11 -- OPTION

     "Option" shall mean an option to purchase capital stock of the Company, granted under the Plan. "Options" includes both Incentive Stock Options and Non-Qualified Options.

SECTION 1.12 -- OPTION LIMIT

     "Option Limit" shall mean Two Hundred Thousand (200,000) shares of Common Stock, as adjusted pursuant to Section 2.3 and 4.6 of the Plan, the method of counting such shares of Common Stock shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code or the rules and regulations promulgated thereunder.

SECTION 1.13 -- OPTIONEE

     "Optionee" shall mean an Employee or Independent Director to whom an Option is granted under the Plan.

SECTION 1.14 -- PARENT CORPORATION

     "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.15 -- PLAN

     The "Plan" shall mean this Second Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent, as amended and/or restated from time to time.

SECTION 1.16 -- PRONOUNS

     The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.17 -- SECRETARY

     "Secretary" shall mean the Secretary of the Company.

SECTION 1.18 -- SECTION 162(M) EMPLOYEE

     "Section 162(m) Employee" shall mean any Employee designated by the Board or Committee as a Employee whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

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

SECTION 1.19 -- SUBSIDIARY

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all such classes of stock in one of the other corporations in such chain.

SECTION 1.20 -- TERMINATION OF EMPLOYMENT

     "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company or a Subsidiary is terminated for any reason, including but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of
Section 422(a)(2) of the Code and then applicable Regulations and Revenue Rulings under said Section.

SECTION 1.21 -- TERMINATION OF DIRECTORSHIP

     "Termination of Directorship" shall mean the time when an Optionee who is an Independent Director ceases to be a member of the Board for any reason, including but not by way of limitation, a termination by resignation, failure to be re-elected, death, disability or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and question relating to Termination of Directorship with respect to each Independent Director.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

SECTION 2.1 -- SHARES SUBJECT TO PLAN

     The shares of stock subject to Options shall be shares of the Company's common stock, par value $.10 per share (the "Common Stock"). The aggregate number of shares of Common Stock which have been or may be issued upon exercise of Options granted under the Plan shall not exceed One Million One Hundred Thousand (1,100,000) shares.

     The maximum number of shares of Common Stock which may be subject to Options granted under the Plan to any Section 162(m) Employee in any calendar year shall not exceed the Option Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Option Limit.

SECTION 2.2 -- ADDITIONAL SHARES

     If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder subject to the limitations of Section 2.1. Shares of Common Stock withheld or delivered in payment of the exercise price or tax withholding upon exercise of Options granted under this Plan may again be optioned hereunder subject to the limitations of Section 2.1.

SECTION 2.3 -- CHANGES IN COMPANY'S SHARES

     In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options and adjustments to the Option Limit.

SECTION 2.4 -- GRANTING OF OPTIONS TO INDEPENDENT DIRECTORS

     (a) During the term of the Plan, a person who continues as an Independent Director at the 1998 Annual Meeting of Shareholders of the Company automatically shall be granted (i) an Option to purchase seven thousand five hundred (7,500) shares of Common Stock on the date of the 1998 Annual Meeting of Shareholders of the Company, and (ii) an Option to purchase seven thousand five hundred (7,500) shares of Common Stock on the date of each annual meeting of shareholders following the 1998 Annual Meeting of Shareholders at which such Independent Director is re-elected to the Board or continues to serve on the Board; provided, however, that there shall be no grant of Options to an Independent Director pursuant to clause (i) if the date of the 1998 Annual Meeting of Shareholders is less than six months following the date of an initial grant of options to such Independent Director in connection with such Independent Director's initial appointment or election to the Board.

     (b) During the term of the Plan, a person who is initially elected or appointed to the Board on or after the effective date of this Section 2.4 (i.e., August 17, 1998) and is at the time of such election or appointment an Independent Director (i) may be granted, by the Board, an Option to purchase not more than twenty-five thousand (25,000) shares of Common Stock effective as of the date of such initial election or appointment to the Board and (ii) automatically shall be granted an Option to purchase seven thousand five hundred (7,500) shares of Common Stock on the date of each annual meeting of shareholders following such initial election or appointment to the Board at which the Independent Director is re-elected to the Board or continues to serve on the Board; provided, however, that there shall be no grant of Options to an Independent Director pursuant to clause (ii) if the annual meeting date referenced in clause (ii) is less than six months following the date of an initial grant of Options to such Independent Director pursuant to clause (i).

     (c) A member of the Board who is an employee of the Company but whose employment with the Company is terminated after the effective date of this
Section 2.4 (i.e., August 17, 1998) and who remains on the Board as an Independent Director after such terminated employment will not receive an initial Option grant pursuant to subparagraph (b)(i), but to the extent that he or she is otherwise eligible, will receive, after termination of employment with the Company, Options as described in subparagraph (b)(ii).

                                  ARTICLE III

                              GRANTING OF OPTIONS

SECTION 3.1 -- ELIGIBILITY

     Any executive or other key Employee of the Company or of any corporation which is then a Subsidiary shall be eligible to be granted Options.

SECTION 3.2 -- QUALIFICATION OF INCENTIVE STOCK OPTIONS

     No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code.

SECTION 3.3 -- GRANTING OF OPTIONS

     (a) The Committee shall from time to time, in its absolute discretion:

          (i) Determine which Employees are executive or key Employees and select from among the executive or key Employees (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

          (ii) Subject to the Option Limit, determine the number of shares to be subject to such Options granted to such selected executive or key Employees; and

          (iii) Determine the terms and conditions of such Options, consistent with the Plan; and

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

          (iv) Subject to Section 3.2, determine whether such Options are to be Incentive Stock Options or Non-Qualified Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

          (v) Determine the terms and conditions of such Options, consistent with the Plan.

     (b) Upon the selection of an executive or key Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate.

     (c) Notwithstanding the foregoing, Options may not be granted to executive or key Employees who are then Directors or Officers unless such grants comply with any applicable requirements of Rule 16b-3 and related applicable rules, as amended from time to time, promulgated under Section 16 of the Securities Exchange Act of 1934, as amended from time to time.

                                   ARTICLE IV

                                TERMS OF OPTIONS

SECTION 4.1 -- OPTION AGREEMENT

     Each Option shall be evidenced by a written Stock and Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

SECTION 4.2 -- OPTION PRICE

     (a) The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall be not less than 100% of the fair market value of such shares on the date such Option is granted; provided, further, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation.

     (b) For the purpose of Section 4.2(a), the fair market value of a share of the Company's stock on the date the option is granted shall be: (i) the closing price of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASDAQ National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith.

SECTION 4.3 -- COMMENCEMENT OF EXERCISABILITY

     (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted.

     (b) Subject to the provisions of Sections 4.3(a), 4.3(c) and 7.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the
                                       B-5
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Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c) and 7.3, accelerate the time at which such Option or any portion thereof may be exercised.

     (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

     (d) Notwithstanding any other provision of this Plan, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of the Company's stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code) are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) shall not exceed $100,000.

SECTION 4.4 -- EXPIRATION OF OPTIONS

     (a) No Incentive Stock Option may be exercised to any extent by anyone after the first to occur of the following events:

          (i) The expiration of ten years from the date the Option was granted;
     or

          (ii) In the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Option was granted.

     No Non-Qualified Option may be exercised to any extent by anyone after the expiration of ten years and one day from the date the Option was granted.

     (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; except that if the option is exercised after the expiration of three (3) months from the date of Termination of Employment by reason other than death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the Option will not be considered an Incentive Stock Option but rather will be taxed as a Non-Qualified Option.

     Without limiting the generality of the foregoing, the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment for any reason.

SECTION 4.5 -- CONSIDERATION

     In consideration of the granting of the Option, the Optionee shall agree, in the written Stock Option Agreement to remain in the employ of the Company or a Subsidiary for a period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

SECTION 4.6 -- ADJUSTMENTS IN OUTSTANDING OPTIONS

     In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividends or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in option price per share; provided, however, that, in the case of Incentive Stock Options each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of
Section 424(h)(3) of the Code.

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

Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

SECTION 4.7 -- MERGER, CONSOLIDATION, EXCHANGE, ACQUISITION, LIQUIDATION OR DISSOLUTION

     In its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and condition as it deems appropriate, also provide either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b), 4.3(d) and/or in any installment provisions of such Option.

SECTION 4.8 -- TERMS OF OPTIONS GRANTED TO INDEPENDENT DIRECTORS

     Notwithstanding anything in the Plan to the contrary, the terms set forth in this Section 4.8 shall apply to Options granted to Independent Directors.

     (a) Each Option granted to an Independent Director shall be a Non-Qualified Option.

     (b) The price per share of the shares subject to each Option granted to an Independent Director shall equal 100% of the fair market value of a share of Common Stock (as determined pursuant to the provisions of Section 4.2(b)) on the date the Option is granted.

     (c) Options granted to Independent Directors shall become exercisable in full on the first anniversary of the date of Option grant, without variation or acceleration hereunder except as provided in Section 4.7. No portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

     (d) No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

          (i) The expiration of one (1) year following the date of the Optionee's death, permanent and total disability (within the meaning of Section 22(e)(3) of the Code), retirement, resignation, failure to be re-elected, discharge or termination; or

          (ii) The expiration of ten (10) years from the date the Option was granted.

     (e) The Board shall administer the Plan, and assume all duties of the Committee under the Plan, as to all Options granted to Independent Directors.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

SECTION 5.1 -- PERSON ELIGIBLE TO EXERCISE

     During the lifetime of the Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.7, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2 -- PARTIAL EXERCISE

     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under Section 4.4 or
Section 4.7, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

SECTION 5.3 -- MANNER OF EXERCISE

     Any exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4 or Section 4.7.

     (a) Notice in writing signed by the Optionee or other person then entitled to exercise such option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

     (b) Full payment (in cash or check) must be made for the shares with respect to which such Option or portion thereof is exercised. The Committee (or the Board, in the case of Options granted to Independent Directors), however, may in its discretion:

          (i) allow a delay in payment of not more than thirty (30) days following the date the Option, or portion thereof, is exercised; or

          (ii) allow payment, in whole or in part, through the delivery of shares of the Company's Common Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a fair market value (as determined pursuant to the provisions of Section 4.2(b)) on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

          (iii) allow payment, in whole or in part, through the surrender of shares of the Company's Common Stock then issuable upon exercise of the Option having a fair market value (as determined pursuant to the provisions of Section 4.2(b)) on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; or

          (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee (or the Board, in the case of Options granted to Independent Directors); or

          (v) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price of the Option or exercised portion thereof; or

          (vi) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii), (iv) and (v).

     In the case of a promissory note, the Committee (or the Board, in the case of Options granted to Independent Directors) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

     (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

     (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 -- CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

     The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed, if the Company's stock is then publicly traded; and

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The payment to the Company of all amounts which it is required to withhold under federal, state or local laws in connection with the exercise of the Option, which in the discretion of the Committee (or the Board, in the case of Options granted to Independent Directors) may be in the form of consideration used by the Optionee to pay for such shares under Section 5.3(b); and

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

SECTION 5.5 -- RIGHTS AS SHAREHOLDERS

     The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                                   ARTICLE VI

                                 ADMINISTRATION

SECTION 6.1 -- COMMITTEE

     The Committee shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) and shall consist solely of two or more Directors, appointed by and holding office at the pleasure of the Board. As to Option grants intended to qualify as performance-based compensation as described in Section 162(m)(4)(c) of the Code, such Options shall be granted and administered by a committee consisting solely of two or more Directors appointed by and holding office at the pleasure of the Board, each of whom is an "outside director" for purposes of
Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

SECTION 6.2 -- DUTIES AND POWERS OF THE COMMITTEE AND THE BOARD

     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full

Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors.

SECTION 6.3 -- MAJORITY RULE

     The Committee shall act by a majority of its members in office and the Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 6.4 -- COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

     Members of the Committee shall not receive compensation for their services as members but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such person. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

SECTION 7.1 -- OPTIONS NOT TRANSFERABLE

     No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 7.2 -- AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board. However, without approval of the Company's shareholders given within 12 months before or after the action by the Board or the Committee, no action of the Committee or Board may, except as provided in Section 2.3, (i) increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options, (ii) extend the limit imposed in this Section 7.2 on the period during which Options may be granted, (iii) amend or modify the Option Limit, or (iv) amend the Plan in any manner requiring shareholder approval under any applicable law, rule or regulation. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under an Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after August 14, 2010.

SECTION 7.3 -- APPROVAL OF PLAN BY SHAREHOLDERS

     The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of any applicable law, rule or regulation. Options may be granted prior to any shareholder approval which may be required under any law or regulation; provided, however, that such options shall not be exercisable prior to the time the Plan, as amended, is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options granted pursuant to the terms of the Plan amendment shall thereupon be cancelled and become null and void.

SECTION 7.4 -- EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5 -- TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

     I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of The Sands Regent on August 14, 2000, and was duly approved by the shareholders of The Sands Regent on November 6, 2000.

     Executed this                day of             , 2000.

                                            ------------------------------------
                                            Secretary

Corporate Seal

                                REVOCABLE PROXY

                                THE SANDS REGENT

               ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 6, 2000
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Ferenc B. Szony and Katherene Latham, or either of them, with full power of substitution, proxies of the undersigned to vote all of the shares of capital stock of The Sands Regent that the undersigned is entitled to vote at the Annual Meeting of Shareholders of The Sands Regent, and at any adjournment thereof, upon the matters described in the Proxy Statement, for the meeting to be held on November 6, 2000, as follows:

1. ELECTION OF DIRECTORS:
   Nominees: Jon N. Bengtson, Larry Tuntland and David R. Wood, each for a three
   (3) year term.

[ ]  VOTE FOR all nominees listed above, except vote        [ ]  VOTE WITHHELD from all nominees.
     withheld from the following nominees (if any):

--------------------------------------------------------------------------------

2. To approve the Company's Second Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. In their discretion on any other matter that may properly come before the meeting or any adjournments thereof.

          I DO [ ]    DO NOT [ ]    PLAN TO ATTEND THE ANNUAL MEETING.

    THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, FOR ITEM (2) AND FOR ITEM (3).

    Please check your mailing address as shown on this Revocable Proxy. If it is inaccurate, please correct your address in the space provided below.

                                                       Dated: , 2000

                                                       -------------------------
                                                             Signature(s)

                                                       -------------------------
                                                             Signature(s)

                                                       Please date this
                                                       Revocable Proxy and sign
                                                       exactly as your name
                                                       appears on your stock
                                                       certificate. If signing
                                                       as a fiduciary, please
                                                       give your full title.

  PLEASE MARK, SIGN, DATE, AND RETURN THIS REVOCABLE PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.